UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a)

of the Securities Exchange Act of 1934

FILED BY GREENWAY TECHNOLOGIES [ ]

FILED BY PARTY OTHER THAN GREENWAY TECHNOLOGIES, INC. [ X ]

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Definitive Proxy Statement [ ]

Definitive Additional Materials [X]

Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12[ ]

GREENWAY TECHNOLOGIES, INC.
(Name of Registrant as Specified In Its Charter)

Michael R. Warner, D.D.S, Ph.D.

Estate of Betty A. Warner

T. Craig Takacs

Dynalyst Corporation

Blest, Ltd.

Sam H. Adams

Pine Spring Capital.

Berean Investments, LLC

Berean Pursuits, LLC

James B. Newton, M.D. and Barbara J. Newton, JTWROS

David R. Mayeux and Janie Mayeux, JTWROS

DJM Legacy Investments, LP

Strategic Family Ventures, LLC

Greer Family Trust Agreement

Jim Hylton

Timothy Halden

Richard Mitchen

OTC Companies

David Deison

Peter Deison

Richard J. Halden

 (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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PRESS RLEASE

Source: Greenway Technologies Shareholder Committee

GREENWAY TECHNOLOGIES SHAREHOLDERS COMMITTEE POSTPONES APRIL 4, 2019 SHAREHOLDERS MEETING

Fort Worth TX- April 3, 2019- GREENWAY TECHNOLOGIES SHAREHOLDERS COMMITTEE (“Committee”) announces its postponement of the shareholder meeting scheduled for April 4, 2019, at 4 PM CT, at the Holiday Inn located at 3005 Airport Freeway, Bedford, Texas 76021.

It has come to the attention of David Dieson that each and every member of the Greenway Technologies Shareholders Committee has been sued by Greenway Technologies, Inc. (OTCQB : GWTI), and such suit Greenway Technologies, Inc. has obtained a Temporary Restraining Order (TRO) preventing the meeting from occurring unitl such time that issues raised in such suit (i.e.-that the meeting was not properly called) are resolved.  The Committee is extremely confident that such notice and filing was done correctly and with US SEC approval throughout the process and will proceed to defend such in the proceeding.

As soon as possible, the Committee will file a new shareholder record date with a new meeting date.  Shareholders based on a new record date will receive another full proxy vote material with further particulars on a new meeting date.  Once the court action abates itself, the Committee will file the necessary disclosures and proceed accordingly, details to follow shortly.

The Committee will provide a new proxy mailer with a new meeting date and time as soon as possible.  Voided votes cast on all provisions as of today’s date, can be re-voted at a later time with receipt of new proxy vote materials in the near future.

For further information about the canceled Vote and other relevant details contact Rich Kaiser, Proxy Coordinator, YES INTERNATIONAL, 757-306-6090, yes@yesinternational.com.

Greenway Technology Shareholder Committee cautions that the statements made in this press release and other forward-looking statements made on behalf of the “Committee” may be affected by other factors. Such factors, including, but not limited to, vagaries of trade, market competition and other risks detailed herein and from time to time in the U.S. Securities and Exchange Commission filings of by both the Company’s management and the Committee.

Contact

David Deison

757-306-6090

yes@yesinternational.com

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